UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

AlphaPoint Technology, Inc. (the “Company”) filed a current report on Form 8-K on December 23, 2014 (the “Original 8-K”) to report, among other things, the completion of its acquisition of N’compass Solutions, Inc. (“NSI”).  After the acquisition, NSI became a wholly owned subsidiary of the Company. This Current Report on Form 8-K/A amends and restates in its entirety Item 9.01 of the Original Form 8-K to include the required financial statements and to present certain unaudited pro forma financial information in connection with the acquisition, which are filed as exhibits 99.1 and 99.2 hereto, respectively. The information previously reported in the Original 8-K is not hereby amended and is hereby incorporated by reference into this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

a.

Financial statements of businesses acquired.

The audited financial statements of NSI as of and for the years ended December 31, 2013 and 2012 and the unaudited condensed financial statements of NSI as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013 are being filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

b.

Pro forma financial information.

The unaudited pro forma condensed combined financial information relating to the Company’s acquisition of NSI is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

c.

None

d.

Exhibits

NUMBER	EXHIBIT
99.1

Audited financial statements of NSI as of and for the years ended December 31, 2013 and 2012 and the unaudited financial statements of NSI as of September 30, 2014 and for the nine-month periods ended September 30, 2014 and 2013.

99.2	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: February 9, 2015	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

2